As filed with the Securities and Exchange Commission on October 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALATLANTIC GROUP, INC.

Co-registrants are listed on the following pages

(Exact name of registrant as specified in its charter)

Delaware Co-registrants are listed on the following pages	15360 Barranca Parkway Irvine, California 92618 (949) 789-1600	33-0475989
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

John P. Babel, Esq.

Executive Vice President, General Counsel and Secretary

CalAtlantic Group, Inc.

15360 Barranca Parkway

Irvine, California 92618

(949) 789-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michelle A. Hodges

Gibson, Dunn & Crutcher LLP

3161 Michelson Drive

Irvine, California 92612

(949) 451-3800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities and Common Stock(2) of CalAtlantic Group, Inc. (3)
Guarantees of the Debt Securities by direct and indirect subsidiaries of CalAtlantic Group, Inc. (4)
Total	$		$	$

(1)	This information is omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.
(2)	Each share of CalAtlantic Group, Inc.’s common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock, pursuant to the Amended and Restated Rights Agreement, dated as of December 20, 2011, between CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.) and Computershare Inc. (as successor in interest to Mellon Investor Services LLC), as Rights Agent, as the same may be amended from time to time.
(3)	Includes an indeterminate number of shares of CalAtlantic Group, Inc.’s common stock that may be issued upon conversion or exchange of the debt securities that are being registered. Separate consideration may or may not be received for any shares of common stock issued upon such conversion or exchange.
(4)	The guarantees are the full and unconditional guarantee of CalAtlantic Group, Inc.’s obligations under its debt securities by its wholly-owned subsidiaries listed on the following pages. No separate consideration will be received for the guarantees of the debt securities. Pursuant to Rule 457(n) no additional registration fee for the guarantees is payable.

The following direct and indirect subsidiaries of CalAtlantic Group, Inc. may guarantee the debt securities of CalAtlantic Group, Inc. registered hereunder and are co-registrants under this registration statement.

Name of Co-Registrant	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
HSP Arizona, Inc.	Delaware	86-0927140
HWB Investments, Inc.	Delaware	27-0019252
Lagoon Valley Residential, LLC	California	20-2636836
RH Builders of Indiana, Inc.	Indiana	35-1969234
RH Investment of Indiana, Inc.	Indiana	35-1969241
RH of Indiana, L.P.	Indiana	35-1968182
RH of Texas Limited Partnership	Maryland	74-2664253
Ryland Communities, Inc.	Florida	59-1741950
Ryland Homes Investment-Texas, Inc.	Maryland	52-1816608
Ryland Homes Nevada, LLC	Delaware	81-0600913
Ryland Homes of Arizona, Inc.	Arizona	86-0785389
Ryland Homes of California, Inc.	Delaware	95-2635472
Ryland Homes of Texas, Inc.	Texas	75-2473699
Ryland Organization Company	California	95-4868586
Standard Pacific 1, Inc.	Delaware	20-4356066
Standard Pacific of Arizona, Inc.	Delaware	86-0927144
Standard Pacific of Colorado, Inc.	Delaware	94-3361834
Standard Pacific of Florida GP, Inc.	Delaware	20-4356126
Standard Pacific of Las Vegas, Inc.	Delaware	20-2834287
Standard Pacific of Orange County, Inc.	Delaware	33-0558026
Standard Pacific of South Florida GP, Inc.	Delaware	27-0019247
Standard Pacific of South Florida, general partnership	Florida	65-0643480
Standard Pacific of Tampa GP, Inc.	Delaware	41-2062547
Standard Pacific of Tampa, general partnership	Florida	81-0579276
Standard Pacific of Texas, Inc.	Delaware	20-4356880
Standard Pacific of the Carolinas, LLC	Delaware	59-3483072
Standard Pacific of Tonner Hills, LLC	Delaware	20-0350714
Standard Pacific of Walnut Hills, Inc.	Delaware	03-0505710
The Regency Organization, Inc.	Florida	59-2367217
The Ryland Corporation	California	95-4868582
Westfield Homes USA, Inc.	Delaware	71-0898386

PROSPECTUS

CALATLANTIC GROUP, INC.

Debt Securities

Guarantees of Debt Securities

Common Stock

This prospectus provides a general description of the following securities that may be offered hereunder from time to time: CalAtlantic Group, Inc.’s debt securities, the full and unconditional guarantee of our obligations under our debt securities by certain of our wholly-owned subsidiaries, and our common stock.

In addition, this prospectus covers resales of shares of our common stock beneficially owned by MP CA Homes LLC (“MatlinPatterson”), an affiliate of MatlinPatterson Global Advisers LLC, and one or more other selling stockholders. The timing and amount of any such resale is within the sole discretion of the applicable selling stockholder(s), subject to certain restrictions. We will not receive any proceeds from the sale of our common stock by any selling stockholders.

Each time we or any selling stockholders sell securities hereunder, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CAA.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, in our periodic filings made with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 6, 2015

Unless otherwise indicated or the context otherwise requires, the terms “CalAtlantic,” “we,” “us” and “our” refer to CalAtlantic Group, Inc., a Delaware corporation, and its predecessors and consolidated subsidiaries.

The distribution of this prospectus may be restricted by law in some jurisdictions. You should inform yourself about and observe any such restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

Neither we nor any selling stockholders have authorized anyone to give any information or make any representation about us or any selling stockholders that is different from or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. We take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you or representations that others may make. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us or any selling stockholders. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this prospectus or incorporated herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In general, “forward-looking statements” can be identified by use of words such as “expect,” “believe,” “estimate,” “project,” “forecast,” “anticipate,” “plan” and similar expressions. Our forward-looking statements represent our current expectations or beliefs regarding future events or circumstances. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, those factors described under the caption “Risk Factors” in our periodic filings made with the Securities and Exchange Commission (“SEC”) and any prospectus supplement to this prospectus.

All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and circumstances, and they are subject to numerous known and unknown risks and uncertainties— many of which are out of our control and difficult to forecast—that could cause actual events or results to differ materially from those projected or implied. Our past performance or past or present economic conditions are not indicative of future performance or conditions. Due to these inherent uncertainties, current or potential investors in our securities are urged not to place undue reliance on forward-looking statements. In addition, except as required by law, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings. In addition, selling stockholders may, from time to time, offer and sell shares our common stock.

The types of securities that we may offer and sell from time to time by this prospectus are:

•	debt securities of CalAtlantic Group, Inc., which may include guarantees of the debt securities by certain of the direct and indirect wholly-owned subsidiaries of CalAtlantic Group, Inc.; and

•	common stock of CalAtlantic Group, Inc.

We may also issue debt securities convertible into shares of our common stock.

This prospectus provides a general description of the securities we or any selling stockholders may offer hereunder. Each time we or any selling stockholders sell securities hereunder, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement, we will include the following information:

•	the type and amount of securities that are proposed to be sold;

•	the public offering price of the securities;

•	the names of any underwriters, agents or dealers through or to which the securities will be sold;

•	any compensation of those underwriters, agents or dealers;

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded;

•	any risk factors applicable to the securities that are proposed to be sold; and

•	any other material information about the offering and sale of the securities.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. We urge you to read both this prospectus and the prospectus supplement, together with the additional information incorporated by reference herein and therein. You may obtain copies of the incorporated documents as described below under the heading “Where You Can Find More Information.”

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THE COMPANY

CalAtlantic, a combination of Standard Pacific Corp. (“Standard Pacific”) and The Ryland Group, Inc. (“Ryland”), two of the nation’s largest and most respected homebuilders, offers homes in communities that meet the desires of customers across the homebuilding spectrum, from entry level to luxury, in 41 Metropolitan Statistical Areas spanning 17 states.

CalAtlantic was incorporated in the State of Delaware in 1991 under the name Standard Pacific Corp. Our principal executive offices are located at 15360 Barranca Parkway, Irvine, California 92618, and our telephone number is (949) 789-1600. Our internet website address is www.calatlantichomes.com. Information on or connected to our internet website is not part of or incorporated into this prospectus.

SELECTED FINANCIAL DATA

On October 1, 2015, Ryland merged with and into Standard Pacific, with Standard Pacific continuing as the surviving corporation (the “merger”). Effective at such time, Standard Pacific changed its name to CalAtlantic and effected a reverse stock split such that each five shares of common stock of Standard Pacific issued and outstanding immediately prior to the merger were combined and converted into one issued and outstanding share of CalAtlantic common stock. In connection with the merger, all outstanding shares of Standard Pacific preferred stock were converted into CalAtlantic common stock. The following data has been restated for all periods to retroactively reflect the five-for-one reverse stock split that was effective on October 1, 2015.

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Basic income (loss) per common share	$1.22	$1.29	$2.94	$2.59	$7.59	$(0.24)	$(0.23)
Diluted income (loss) per common share	$1.12	$1.17	$2.68	$2.36	$7.21	$(0.24)	$(0.23)
Weighted average common shares outstanding:
Basic	54,914,435	55,702,998	55,737,548	50,623,649	40,390,760	38,781,943	21,040,571
Diluted	62,081,531	63,290,386	63,257,082	58,234,791	44,103,779	38,781,943	21,040,571
Weighted average additional common shares outstanding if preferred shares converted to common shares:	17,562,557	17,562,557	17,562,557	22,165,311	29,562,557	29,562,557	29,562,557
Total weighted average diluted common shares outstanding if preferred shares converted to common shares:	79,644,088	80,852,943	80,819,639	80,400,102	73,666,336	68,344,500	50,603,128

The selected financial data in the table above for the six-month periods ended June 30, 2014 and 2015 were derived from our unaudited consolidated financial statements. The data for the five years ended December 31, 2014 were derived from our audited consolidated financial statements. Financial information incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Reports on Form 10-Q for the periods ended June 30, 2015 and March 31, 2015, has not been adjusted to reflect the reverse stock split. The foregoing selected financial data should be read in conjunction with our consolidated financial statements and related notes included in our Form 10-K for the fiscal year ended December 31, 2014 and Form 10-Q for the six-months ended June 30, 2015.

RISK FACTORS

An investment in our securities involves risks. Our business and operations are influenced by many factors and are subject to various risks and uncertainties to which we are or may become subject—many of which are out of our control and difficult to forecast. These risks and uncertainties have the potential to affect our business, financial condition, results of operations, cash flows, strategies or prospects in a material and adverse manner. Subsequent prospectus supplements may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under the prospectus supplement. You should carefully consider the risks that could affect us and our business described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any amendments thereto, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement before making an investment decision. Please note that additional risks not presently foreseen by us or that we currently deem immaterial may also impair our business and operations. The market or trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read “Forward-Looking Statements” in this prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sales of the securities offered by this prospectus for general corporate purposes, which may include the acquisition, development and construction of new residential properties, the acquisition of companies or operations in homebuilding and related businesses, or the repayment of existing indebtedness.

We will not receive any proceeds from the sales of shares of our common stock by any selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges(1)(2)	2.4x	2.7x	3.1x	2.7x	1.4x	—	—

(1)	Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means income from continuing operations (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest, (c) expensing of previously capitalized interest included in costs of sales, (d) interest portion of rent expense, and (e) income (loss) from unconsolidated joint ventures. For this purpose, “fixed charges” means homebuilding interest incurred, whether expensed or capitalized, and the interest portion of rent expense, and excludes interest expense from our financial services subsidiary of $1.1 million and $1.1 million for the six months ended June 30, 2015 and 2014, respectively, and $2.3 million, $2.8 million, $2.3 million, $1.7 million and $1.3 million for the years ended December 31, 2014, 2013, 2012, 2011 and 2010, respectively.
(2)	For the years ended December 31, 2011 and 2010, our earnings were insufficient to cover fixed charges; the amount of additional earnings needed to cover fixed charges for such periods were $62.8 million and $23.1 million, respectively.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. Additionally, selling stockholders may offer and sell shares of our common stock by this prospectus. These summaries may not be complete. This prospectus and the applicable prospectus supplement will contain the material terms and conditions of each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

COMMON STOCK

Our authorized capital stock consists of 600,000,000 shares of common stock, $.01 par value, and 10,000,000 shares of preferred stock, $.01 par value. Our certificate of incorporation, as amended to date, does not authorize any other classes of capital stock.

Common Stock

We have one existing class of common stock. Holders of shares of our existing common stock are entitled to one vote per share on all matters to be voted upon by our stockholders and may not cumulate votes for the election of directors.

The holders of shares of our existing common stock are entitled to receive ratably dividends as may be declared from time to time by our board of directors out of funds legally available for dividend payments, subject to any dividend preferences of any holders of any other series of common stock and preferred stock. In the event of our liquidation, dissolution or winding up, after payment or provision for payment of all liabilities and payment of all liquidation preferences of any other series of common stock and any preferred stock, the holders of shares of our existing common stock are entitled to share ratably in all remaining assets with any other series of common stock and any preferred stock so entitled. Our existing common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of our existing common stock.

Our amended and restated certificate of incorporation authorizes our board of directors to issue new series of common stock without stockholder approval. Subject to the Delaware corporation law, our board of directors may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions of any new series of common stock, including, without limitation:

•	dividend rights (and whether dividends are cumulative);

•	conversion rights, if any;

•	voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the board of directors or the percentage of members, if any, of the board each series of common stock may be entitled to elect); and

•	rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of common stock;

•	fix the number of shares constituting any series of common stock and the designation of each such series; and

•	increase or decrease the number of shares of any series of common stock subsequent to the issuance of shares of such series, but not below the number of shares of such series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our common stock. Although we currently do not intend to do so, our board of directors, without stockholder approval, may issue a new series of common stock with rights that could negatively affect the voting power or other rights of our existing common stockholders.

Our common stock is listed under the symbol “CAA” on the New York Stock Exchange. Computershare is the Transfer Agent and Registrar for our common stock.

Preferred Stock

As of the date of this prospectus, 1,000,000 shares of our preferred stock are designated as “Series A Junior Participating Cumulative Preferred Stock.” No shares of Series A Junior Participating Cumulative Preferred Stock are outstanding. In certain circumstances, the shares of Series A Junior Participating Cumulative Preferred Stock are issuable upon exercise of our stockholder rights, subject to the terms of such rights and our Stockholder Rights Agreement. See “—Stockholder Rights Agreement” below.

Our board of directors may, without stockholder approval, issue, in addition to the authorized but unissued shares of Series A Junior Participating Cumulative Preferred Stock, up to 9,000,000 shares of our preferred stock in one or more series and, subject to Delaware corporation law, may:

•	fix or alter the designations, powers and preferences, and relative, participating, optional or other rights, if any, and qualifications, limitations and restrictions of any series of preferred stock, including without limitation:

•	dividend rights (and whether dividends are cumulative);

•	conversion rights, if any;

•	voting rights (including the number of votes, if any, per share, as well as the number of members, if any, of the board of directors or the percentage of members, if any, of the board each class or series of preferred stock may be entitled to elect); and

•	rights and terms of redemption (including sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series of preferred stock;

•	fix the number of shares constituting any series of preferred stock and the designations of each such series; and

•	increase or decrease the number of shares of any series of preferred stock subsequent to the issuance of such series, but not below the number of shares of the series then outstanding.

Our board of directors has no power to alter the rights of any outstanding shares of our preferred stock. Although we currently do not intend to do so, our board of directors may issue shares of preferred stock with voting and conversion rights which could negatively affect the voting power or other rights of our common stockholders, and the board could take that action without stockholder approval.

Effect of New Issuance

If our board of directors were to approve the issuance of a new series of common stock or preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to our existing common stockholders;

•	make removal of the present management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to our existing common stockholders;

•	delay or prevent a change in control of the company; and

•	limit the price that investors are willing to pay in the future for our existing common stock.

MatlinPatterson Stockholders Agreement

On June 14, 2015, we and MatlinPatterson entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”), which amended and restated a Stockholders Agreement we entered into with MatlinPatterson on June 28, 2008, as amended. The Stockholders Agreement provides, among other matters, as follows:

•	for so long as MatlinPatterson owns at least 20% of our voting power, it will have the right to designate two directors to serve on our board of directors. If MatlinPatterson owns less than 20% but at least 10% of our voting power, MatlinPatterson will have the right to designate one director to serve on our board of directors. To the extent MatlinPatterson decreases its holdings of our voting stock to less than any of the aforementioned thresholds, we will have the right to request the resignation of directors designated by MatlinPatterson so that the number of directors designated by MatlinPatterson equals the numbers of directors MatlinPatterson is entitled to designate;

•	until October 1, 2018, MatlinPatterson will vote:

•	in favor of the governance matters set forth in our bylaws, and

•	against any proposal, amendment or action that could reasonably be expected to alter or amend such governance matters;

•	MatlinPatterson and its affiliates are subject to certain standstill provisions and restrictions on their ability to transfer our common stock, including a prohibition providing that prior to April 1, 2016, no transfers may be made without approval of our board of directors except for certain transfers to MatlinPatterson’s permitted affiliates that agree to be bound by the Stockholders Agreement. After the expiration of such period, transfers may be made in certain limited instances, including pursuant to Rule 144 of the Securities Act, so long as, to MatlinPatterson’s knowledge, such transfer is not to any party that would together with its affiliates have a resulting ownership of 15% or more of our voting stock following such transfer;

•	MatlinPatterson and its affiliates are generally prohibited from acquiring any additional capital stock of ours without the consent of the board of directors and, in certain circumstances, the affirmative vote of a majority of our voting stock not held by MatlinPatterson; and

•	MatlinPatterson may sell our capital stock under a shelf registration statement and pursuant to customary demand and piggy-back registration rights. In the event MatlinPatterson makes a demand registration in accordance with the terms of the Stockholders Agreement, the securities will be included in the following order of priority:

•	registrable securities of any holder on whose behalf MatlinPatterson has submitted a registration request;

•	registrable securities of any other holder who has delivered a request for registration; and

•	any other securities of ours that are requested to be included.

A copy of the Stockholders Agreement has been filed with and is publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Stockholders’ Rights Agreement

Effective December 20, 2011, we entered into an Amended and Restated Rights Agreement with Mellon Investor Services LLC, as rights agent (as amended, the “Rights Agreement”). The December 20, 2011 rights agreement amended and restated in its entirety our then effective rights agreement, a form of which had been in effect since December 31, 2001. On October 30, 2014, our board of directors further amended the Rights Agreement to, among other things, change the rights agent to Computershare Inc., as successor in interest to Mellon Investor Services LLC, revise the definition of beneficial ownership to capture ownership through derivative contracts and extend the expiration date of the rights and the Rights Agreement to December 31, 2017. Each share of our common stock issued by us (prior to the expiration of the Rights Agreement or redemption or distribution of the rights) will have attached a right. In this prospectus, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each right, unless held by a person or group that beneficially owns (as defined in the Rights Agreement) more than 15% of our outstanding voting stock or certain transferees of such beneficial owners, will initially entitle the holder to purchase one one-hundredth of one share of our Series A Junior Participating Cumulative Preferred Stock, at an exercise price of $100.00, subject to adjustment. The rights will become exercisable only after a person or group has acquired, or publicly announced an intention to acquire through a tender offer or exchange offer, 15% or more of our outstanding voting stock. Under some circumstances, including the existence of a 15% acquiring person or group, each holder of a right, other than the acquiring person or group or certain transferees thereof, will be entitled to purchase at the right’s then current exercise price, shares of our common stock having a market value equal to two times the exercise price. If we are acquired by another entity after a person or group acquires 15% or more of our voting stock, each holder of a right, other than the acquiring person or group or certain transferees thereof, will be entitled to purchase shares of common stock of the acquiring entity having a market value of two times the right’s then current exercise price. The rights may be redeemed at a price of $0.005 per right until the tenth business day after a person or group acquires 15% or more of our voting stock unless we have merged or been acquired or the rights have expired prior to such date. The rights will expire on December 31, 2017, unless earlier redeemed, exchanged or exercised. The rights do not have voting or dividend rights, and until they become exercisable, do not have a dilutive effect on our earnings.

MatlinPatterson and its affiliates are defined as “Exempt Persons” under the Rights Agreement, and therefore will not be deemed an acquiring person, provided that MatlinPatterson and its affiliates will immediately cease to be an “Exempt Person” if a majority of the members of our board of directors who were not designated by MatlinPatterson pursuant to the Stockholders Agreement, whether or not such members constitute a quorum of the board, determine, in good faith, that (i) MatlinPatterson or its affiliates are in material breach of the Stockholders Agreement, or that the Stockholders Agreement is no longer in full force and effect, and (ii) that MatlinPatterson and its affiliates shall be deemed no longer to be an “Exempt Person” under the Rights Agreement.

The terms of the rights are fully described in the Rights Agreement between Computershare Inc., as rights agent, and us. You should refer to the Rights Agreement for a more detailed description of the terms and provisions of the rights. A copy of the Rights Agreement, including all amendments, has been filed with and is publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Our rights may make more difficult or discourage an acquisition of the company that is deemed undesirable by our board of directors by causing substantial dilution to a person or group that attempts to acquire us on terms or in a manner not approved by our board of directors, except for an acquisition offer conditioned upon the purchase or redemption of our rights.

Forum Selection

Our amended and restated certificate of incorporation and amended and restated bylaws each include a forum selection provision providing that, unless the company consents in writing, a state (or, if no state court located within the State of Delaware has jurisdiction, federal) court in Delaware will be the sole and exclusive forum for any stockholder to bring any derivative action, any action asserting a claim of breach of fiduciary duties, any action asserting a claim arising from a provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or any action asserting a claim governed by the internal affairs doctrine.

Certain Governance Matters Until October 1, 2018

As of the date hereof, our board of directors consists of ten members, of whom two are executive directors and eight are non-executive directors. In connection with the merger, five members of our board were designated by Ryland from the Ryland board of directors as of immediately prior to the effective time of the merger, including Mr. Larry Nicholson, our President and Chief Executive, and Mr. William Jews, the lead independent director of our board, and five members were designated by Standard Pacific from the Standard Pacific board of directors as of immediately prior to the effective time of the merger, including Mr. Scott Stowell, our Executive Chairman.

Under our amended and restated bylaws, until October 1, 2018, which is the third anniversary of the effective time of the merger, our board may only remove the lead independent director from his role by an affirmative vote of at least 75% of the our entire board (excluding the lead independent director) and a vacancy resulting from his cessation of service can only be filled by a Continuing Ryland Director (as such term is defined in our amended and restated bylaws).

Vacancies on our board resulting from cessation of service, including removal, prior to October 1, 2018, by an appointed or designated Continuing Ryland Director or an appointed or designated Continuing Standard Pacific Director (as such term is defined in our amended and restated bylaws) will be filled only by an individual whose appointment or election is endorsed by at least a majority of the Continuing Ryland Directors or by at least a majority of the Continuing Standard Pacific Directors, respectively, then in office (even if less than a quorum), or by a sole remaining Continuing Ryland Director or Continuing Standard Pacific Director, as applicable. Each such nomination shall be subject to approval by at least a majority of our board (even if less than a quorum, or by a sole remaining director), which approval shall not be withheld if the candidate is qualified and such approval is otherwise consistent with the board’s fiduciary duties.

Until October 1, 2018, in the case of a vacancy, a Continuing Ryland Director, who meets the qualifications set forth in the applicable committee charter, will be appointed as an alternate for a committee member or chair who is a Continuing Ryland Director, and a Continuing Standard Pacific Director, who meets the qualifications set forth in the applicable committee charter, will be appointed as an alternate for a committee member or chair who is a Continuing Standard Pacific Director.

Until October 1, 2018, these governance provisions may be modified, amended or repealed, and any provision or other resolution inconsistent with these governance provisions may be adopted, or such modification, amendment repeal or adoption may be recommended to our stockholders, only by the affirmative vote of the 75% of our entire board (or, if there are no Continuing Ryland Directors or Continuing Standard Pacific Directors to fill a vacancy as described above, the remaining directors (even if less than a quorum) or a sole remaining director).

Possible Effects of Delaware Law and Provisions of Our Certificate of Incorporation, Bylaws and Certain Contracts on Takeovers and Proxy Contests

In addition to our Rights Agreement, provisions of Delaware law, our amended and restated certificate of incorporation, our amended and restated bylaws and certain contracts to which we are a party may discourage the acquisition of the company or a proxy contest that our stockholders may otherwise consider to be in the best interests of the company, or make them more difficult. For example:

•	Section 203 of the Delaware General Corporation Law prohibits certain publicly-held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder, unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination.

•	Our amended and restated certificate of incorporation provides that stockholder action can be taken only (i) at an annual or special meeting of stockholders; or (ii) without a meeting by unanimous written consent of each stockholder entitled to vote on the matter in question. This provision may make it difficult for stockholders to take action that our board opposes.

•	Our amended and restated certificate of incorporation provides that special meetings of our stockholders may only be called by a majority of our board, a committee of our board that has been granted the authority to call such meetings or our Secretary upon a written request by record holders of a majority of our outstanding voting stock. This provision may make it difficult for stockholders to call a special meeting that our board opposes.

•	As discussed above, our amended and restated certificate of incorporation permits our board of directors to issue a new series of common stock or preferred stock with terms that may make an acquisition by a third person more difficult or less attractive.

•	Our amended and restated bylaws provide time limitations and information requirements on stockholders who desire to present nominations for election to our board of directors or propose matters that can be acted upon at stockholders’ meetings. If it is determined that business or a nomination were not properly brought before a meeting in accordance with our bylaws, such nomination shall be disregarded or such business shall not be transacted at the meeting.

•	As discussed in “—Certain Governance Matters Until October 1, 2018” above, until October 1, 2018, our amended and restated bylaws provide that our board will be comprised of Continuing Ryland Directors and Continuing Standard Pacific Directors, and amendment of the governance provisions with respect to our board (including the role of lead independent director) and committee compositions and filling of vacancies on our board (including the role of a lead independent director) and committees shall require the vote of the 75% of our entire board (or, if there are no Continuing Ryland Directors or Continuing Standard Pacific Directors to fill a vacancy as described above, the remaining directors (even if less than a quorum) or a sole remaining director. In addition, we have entered into an employment agreement with Mr. Nicholson, our president and chief executive, that provides, for a period of three years from the effective date of the merger, that he may not be terminated without cause without the affirmative vote of at least 75% of our board of directors (excluding Mr. Nicholson), and we have entered into an employment agreement with Mr. Stowell, our executive chairman, that also provides, for a period of three years after the effective time of the merger, that he may not be terminated without cause without the affirmative vote of at least 75% of our entire board of directors (excluding Mr. Stowell). These provisions are intended to enhance the likelihood of continuity and stability in management during the integration period after the merger, but may also have the effect of delaying changes in management that stockholders may otherwise consider to be in the best interests of the company.

•	As discussed in “—MatlinPatterson Stockholders Agreement” above, under the Stockholder Agreement, MatlinPatterson currently has the right to designate two directors to serve on our board of directors.

Copies of our amended and restated certificate of incorporation, including the Certificate of Designation for the Series A Junior Participating Cumulative Preferred Stock, and amended and restated bylaws, each as amended, have been filed with and are publicly available at or from the SEC as described under the heading “WhereYou Can Find More Information.”

DEBT SECURITIES

We may offer senior, senior subordinated or subordinated debt securities pursuant to this prospectus. Senior debt securities will be issued under a senior debt indenture, senior subordinated debt securities under a senior subordinated debt indenture and subordinated debt securities under a subordinated debt indenture. We have filed a senior debt securities indenture, a senior subordinated debt indenture, and the form of a subordinated debt indenture, as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. The debt securities will be issued under the indentures filed, supplemented to reflect the terms of such debt securities. References to an “indenture” below are references to the senior debt indenture, the senior subordinated debt indenture or the subordinated debt indenture, as applicable, under which a particular debt security is issued. The senior debt indenture, senior subordinated debt indenture and subordinated debt indenture are collectively referred to in this description as the “indentures.” The indentures are governed by the Trust Indenture Act of 1939, as amended. The indentures may be amended or supplemented from time to time. We will file any supplements or amendments to the indentures as exhibits to the registration statement filed with the SEC, of which this prospectus is a part. You may inspect the indentures and all amendments and supplements thereto at the office of the applicable trustee, or as described below under the heading “Where You Can Find More Information.” The prospectus supplement for each series of debt securities will state the name of the trustee for such series.

The following is a summary of the material provisions of the indentures. It does not restate the indentures entirely and is qualified by reference to the indentures and any supplements thereto. We urge you to read the indentures and any supplements thereto.

Terms of the Debt Securities

Our debt securities will be secured or unsecured obligations. We may issue them in one or more series. The indentures do not limit the aggregate amount of debt securities that may be issued under them. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. The prospectus supplement for each series of debt securities will describe:

•	the title of the debt securities, and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the series of debt securities;

•	the date or dates on which principal of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear any interest, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	the place or places where principal, and any premium and interest, on the debt securities will be payable and where the debt securities which are in registered form can be presented for registration of transfer or exchange; and the identification of any depositary or depositaries for any global debt securities;

•	any provisions regarding our right to redeem or purchase the debt securities or the right of holders to require us to redeem or purchase the debt securities;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to purchase or redeem the debt securities;

•	any restrictions upon our ability to incur additional debt;

•	the denominations in which the debt securities are issuable;

•	the currency or currencies in which principal and interest will be payable, if other than United States dollars;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the applicable indenture;

•	whether and upon what terms the debt securities may be defeased if different from the provisions set forth in the applicable indenture;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	the nature and terms of the security for any secured debt securities;

•	the specific terms and conditions, if any, upon which the debt securities may be subordinated to our other indebtedness;

•	if applicable, a discussion of the material federal income tax considerations, including the tax effects of “original issue discount” securities;

•	any right of holders of the debt securities to convert them into our common or preferred stock and the terms of any such conversion; and

•	any other material terms of the debt securities, which may be in addition to or different from the terms set forth in the applicable indenture and this prospectus.

Guarantees

Each prospectus supplement related to the issue of debt securities will also describe any guarantees by our direct and indirect wholly-owned subsidiaries that may guarantee such debt securities, including the terms of subordination, if any, of any such guarantee. The guarantees will be full and unconditional and joint and several.

The indentures governing our outstanding securities provide that, in the event that any guarantee of a guarantor constitutes a fraudulent transfer or conveyance, the guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the applicable guarantor, result in the obligations of such guarantor under its guarantees not constituting a fraudulent transfer or conveyance.

Any guarantor may be released as a guarantor, and its guarantee terminated upon certain sales of all or substantially all of its assets (whether by merger or otherwise), if such sale is in compliance with the terms of the applicable indenture, the legal defeasance of the respective series of notes and its guarantees, the designation of such guarantor as an unrestricted subsidiary (as defined in the indenture), in accordance with the terms of the applicable indenture, or as otherwise described in the prospectus supplement.

Events of Default and Remedies

An event of default with respect to any series of debt securities will be defined in the applicable indenture or applicable supplemental indenture as being:

•	our default for 30 days in payment of any installment of interest on any debt security of that series;

•	our default in payment when due of the principal of or any premium on any of the debt securities of that series;

•	default by us in the observance or performance of any covenants in the applicable indenture or the notes of that series, provided that with respect to certain of those covenants, we have 60 days to cure such default after we receive notice thereof from the trustee or the holders of at least 25% in principal amount of that series of debt securities then outstanding;

•	certain events involving our bankruptcy, insolvency or reorganization; and

•	any additional events of default set forth in the prospectus supplement applicable to that series of debt securities.

The trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or any premium or interest with respect to that series of debt securities, if the trustee determines it in the interest of the holders of the series of debt securities to do so.

If certain events involving our bankruptcy, insolvency or reorganization occur, all amounts of principal and interest due to the holders of such series of debt securities will become immediately due and payable. If any other event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of that series of debt securities then outstanding may declare the principal of all of the debt securities of that series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of that series then outstanding by written notice to the trustee and to us may waive any default or event of default with respect to that series of debt securities, other than any continuing event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to that series and its consequences, except an acceleration due to a default resulting from continuing nonpayment of principal or interest on that series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to that series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to that series, subject to limitations specified in the applicable indenture or supplemental indenture.

Defeasance

Each indenture provides that we, at our option, may:

•	terminate all our obligations under any covenant in such indenture as they relate to any particular series of debt securities issued under such indenture, other than the obligation to pay any interest on and the principal of the debt securities of that series and certain other obligations, after which such securities shall be deemed to be not outstanding for the purpose of any direction, waiver, consent or declaration or act of the holders of such debt securities in connection with such covenants, but shall continue to be outstanding for all other purposes under the applicable indenture; and

•	terminate all of our obligations under such indenture as they relate to any particular series of debt securities, except the rights of holders to receive from the trust fund created therefor payment in respect of principal and interest and obligations relating to such defeasance, after which we shall be deemed to have paid and discharged the entire indebtedness represented by such series of debt securities.

To exercise any such option, we are required, among other things, to:

•	deposit in trust with the trustee, under an irrevocable trust and security agreement, money or United States government obligations or a combination thereof in an amount and at such times sufficient to pay principal of and any interest on the debt securities of that series to their maturity or redemption; and

•	comply with other conditions, including delivery to the trustee of an opinion of counsel (in the case of the first option in form reasonably satisfactory to the trustee and in the case of the second option to the effect that (1) we have received from, or there has been published by the Internal Revenue Service a ruling, or (2) since the issue date of such series of debt securities there has been a change in the applicable federal income tax law), in each case to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of the right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the applicable indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the applicable indenture.

Amendment, Supplement and Waiver

Without the consent of any holder, we and the trustee may amend or supplement the applicable indenture or the debt securities to:

•	add covenants, agreements and obligations applicable to us for the benefit of the holders of any series of debt securities or to surrender any right or power conferred by the applicable indenture upon us;

•	evidence the assumption by a successor corporation of our obligations under the applicable indenture and any series of debt securities;

•	appoint a successor trustee with respect to any series of debt securities and to add to or change any provision of the applicable indenture as is necessary to provide for or facilitate the administration of any trusts created pursuant to the applicable indenture by more than one trustee;

•	establish the form or terms of any series of unissued debt securities;

•	provide that specific provisions of the applicable indenture will not apply to a particular series of unissued debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	cure any ambiguity, omission, defect or inconsistency;

•	secure the debt securities; or

•	make any change that does not adversely affect the rights of any holder of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the applicable indenture or the debt securities of a particular series with the consent of the holders of at least a majority in principal amount of the affected series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of that series then outstanding may waive any existing default under, or compliance with, any provision of the applicable indenture relating to a particular series of debt securities, other than any continuing event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a tender offer or exchange offer for debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the fixed maturity of any debt security or alter any provision with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any debt security payable at a place or in money other than that stated in the debt security;

•	modify certain provisions of the applicable indenture relating to waivers that require the consent of holders;

•	modify the provision confirming that the rights of holders to receive payment of principal and interest with respect to any debt security, on or after the respective due dates, or to bring suit to enforce such payment on or after such respective dates;

•	adversely modify the ranking or priority of the debt securities; or

•	waive a continuing default in the payment of principal of or interest on the debt securities.

The right of any holder to participate in any consent required or sought pursuant to any provision of the applicable indenture, and our obligation to obtain any consent otherwise required from that holder, may be subject to the requirement that the holder shall have been the holder of record of any debt securities with respect to which the consent is required or sought as of a date identified by the trustee in a notice furnished to holders in accordance with the applicable indenture.

Book-Entry, Delivery and Form

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in book-entry form and will be represented by one or more notes in registered global form. The global notes will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s nominee or such other name as may be requested by DTC. DTC will maintain the notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities. Purchases and sales of ownership interests in the debt securities will be accomplished by entries on the books of direct and indirect participants in the DTC system.

Under the terms of each indenture, we and the trustee may treat the persons in whose names any notes, including the global notes, are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Therefore so long as DTC or its nominee is the registered owner of the global notes, DTC or such nominee will be considered the sole holder of outstanding notes under such indenture. We or the trustee may give effect to any written certification, proxy or other authorization furnished by DTC or its nominee.

A global note may not be transferred except as a whole by DTC, its successors or their respective nominees. Interests of beneficial owners in the global note may be transferred or exchanged for definitive securities in accordance with the rules and procedures of DTC. In addition, a global note may be exchangeable for notes in definitive form if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary and we do not appoint a successor within 90 days; or

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the indenture.

In each instance, upon surrender by DTC or its nominee of the global note, notes in definitive form will be issued to each person that DTC or its nominee identifies as being the beneficial owner of the related notes.

Under each indenture, the holder of any global note may grant proxies and otherwise authorize any person, including its participants and persons who may hold interests through DTC participants, to take any action which a holder is entitled to take under such indenture.

Concerning the Trustee

In case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care and skill as a prudent person would exercise under the circumstances in the conduct of its own affairs. The trustee may refuse to perform any duty or exercise any right or power under the indenture, including proceeding to enforce a lien in an event of default, unless it receives indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The laws of the State of New York will govern each indenture and the debt securities.

SELLING STOCKHOLDERS

Selling stockholders may from time to time offer and sell any or all of the shares of our common stock held by such selling stockholders pursuant to this prospectus. The selling stockholders include MatlinPatterson and its donees, pledgees, transferees and other successors in interest as well as other holders of our common stock.

The following table sets forth the aggregate number of shares of common stock beneficially owned by MatlinPatterson as of October 1, 2015, which may be offered by MatlinPatterson pursuant to this prospectus. Pursuant to the Stockholders Agreement, we have agreed to pay certain fees and expenses incident to the registration of the shares of common stock owned by MatlinPatterson. The following table may be amended, expanded or supplemented in prospectus supplements.

	Number of Shares Beneficially Owned				Number of Shares Being Registered				Number of Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Shares		Percent		Shares		Percent		Shares		Percent
MP CA Homes LLC (1)	42,842,557	(1)	35.4	%(2)	42,842,557	(1)	35.4	%(2)	-	(3)	-	%(3)

(1)	Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our common stock. MatlinPatterson beneficially owns, and is the record holder of, 42,842,557 shares of our common stock. It shares dispositive and voting power over such shares with (i) MatlinPatterson Global Opportunities Partners III L.P. (“Matlin Partners (Delaware)”), a Delaware limited partnership, (iii) MatlinPatterson Global Opportunities Partners (Cayman) III L.P. (“Matlin Partners (Cayman)” and, together with Matlin Partners (Delaware), the “Matlin Partners”), a Cayman Islands limited partnership, (iii) MatlinPatterson Global Advisers LLC (“Matlin Advisers”), a Delaware limited liability company, by virtue of its investment authority over securities held by each of the Matlin Partners, (iv) MatlinPatterson Global Partners III LLC (“Matlin Global Partners”), a Delaware limited liability company, as the general partner of each of the Matlin Partners, (vi) MatlinPatterson PE Holdings LLC (“Matlin PE Holdings”), a Delaware limited liability company formerly known as MatlinPatterson Asset Management LLC, as the holder of all of the membership interests in Matlin Global Partners and Matlin Advisers, (vii) MatlinPatterson LLC (“MatlinPatterson LLC”), a Delaware limited liability company, as the holder of all of the membership interests in Matlin PE Holdings, and (viii) David J. Matlin, as the holder of 100% of the membership interests in MatlinPatterson LLC.
(2)	Based on 120,996,714 outstanding shares of our common stock as of October 1, 2015.
(3)	We do not know when or in what amounts any selling stockholder may offer shares of our common stock for sale. It is possible that no selling stockholder will sell any or all of the shares of our common stock registered pursuant to this prospectus. Because selling stockholders may offer and sell all or some of the shares of common stock registered pursuant to this prospectus, and because there are currently no arrangements or understandings with respect to the sale of any such shares of common stock, we cannot estimate the number of shares of common stock that will be held by the selling stockholders at any given time.

If the registration statement of which this prospectus forms a part is used by other selling stockholders for the resale of any shares of common stock registered hereunder, to the extent not set forth or incorporated herein, information about such selling stockholders, their beneficial ownership of our common stock and their relationship with us will be set forth in a prospectus supplement or in filings we make with the SEC under the Exchange Act that are incorporated by reference herein or therein. In addition, the prospectus supplement may also update or change the information contained in this prospectus.

PLAN OF DISTRIBUTION

Sales by the Company

We may sell any of the securities that may be offered by this prospectus:

•	through agents;

•	to or through underwriters;

•	to or through broker and/or dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. We may pay agents, underwriters or broker-dealers compensation for offering and selling the securities on our behalf. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in our distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time we sell securities that are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from us;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities may be listed; and

•	the anticipated date of delivery of the securities.

We may sell such securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The distribution of securities we sell may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:

•	exchange offers or other transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of such methods of sale.

If we use underwriters in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Such securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If we use an underwriter or underwriters in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

To comply with the securities laws of certain states, if applicable, we will only offer and sell the securities offered by this prospectus in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the agent, underwriter or dealer the nature of any such relationship.

Our common stock is listed on the New York Stock Exchange. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters may not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Certain persons participating in our offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Concurrently with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may offer from time to time our common stock by means of a separate prospectus supplement. In addition, we may agree to loan common stock to affiliates of the underwriters, dealers or agents for such debt securities or common stock, which affiliates we refer to as the “share borrowers,” pursuant to a share lending agreement to be described in the applicable prospectus supplement. Such share borrowers may use the borrowed shares or the proceeds therefrom to facilitate transactions by which investors in the debt securities may hedge their investments in such debt securities. In connection with facilitating those transactions, the share borrowers and their affiliates may receive customary, negotiated fees from investors.

In connection with any offering of debt securities that are convertible into or exercisable or exchangeable for our common stock, we may enter into convertible debt security hedge transactions with affiliates of one or more of the underwriters. Such convertible debt security hedge transactions may reduce the potential dilution to us upon conversion of such debt securities. We may apply a portion of the net proceeds from the sale of the debt securities to pay the cost of such convertible debt security hedge transactions.

In connection with establishing an initial hedge of these transactions, the hedge counterparty or its affiliates may enter into various derivative transactions with respect to our common stock, concurrently with or shortly after the pricing of such debt securities. These activities could have the effect of increasing or preventing a decline in the price of our common stock concurrently with or shortly after the pricing of such debt securities.

In addition, the hedge counterparty or its affiliates will likely modify its hedge position following the pricing of such debt securities from time to time by entering into or unwinding various derivative transactions and/or purchasing or selling our common stock in secondary market transactions prior to the maturity of such debt securities (including during any settlement period in respect of any conversion of such debt securities). The effect, if any, of any of these transactions and activities on the market price of our common stock or such debt securities will depend in part on market conditions and cannot be ascertained at this time. Any of these activities could impact the price of our common stock and the value of such debt securities and, as a result, the value of the consideration and the number of shares, if any, that an investor would receive upon conversion of such debt securities and, under certain circumstances, such investor’s ability to convert such debt securities.

Sales by Selling Stockholders

Selling stockholders may use this prospectus in connection with resales of shares of our common stock from time-to-time. The selling stockholders may sell our common stock offered by this prospectus:

•	through agents;

•	to or through underwriters;

•	to or through broker and/or dealers (acting as agent or principal);

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

Each time any selling stockholder sells common stock that is offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the identity of the applicable selling stockholders;

•	any material relationship between us and the applicable selling stockholders;

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

•	any over-allotment option under which any underwriters may purchase additional securities from the selling stockholders;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	the anticipated date of delivery of the securities; and

•	any other material information about such offering and sale of our common stock as may be necessary to be disclosed.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about us and these securities.

CalAtlantic Group, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Room of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, like CalAtlantic Group, Inc., who file electronically with the SEC. The address of that website is www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

In addition, CalAtlantic Group, Inc.’s common stock is listed on the New York Stock Exchange and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;

•	our Current Reports on Form 8-K filed June 3, 2015, June 15, 2015, July 2, 2015, September 8, 2015, October 1, 2015 and October 5, 2015;

•	the description of our common stock contained in our Registration Statement on Form 8-B (File No. 1-10959), filed December 17, 1991, and any amendments or reports filed for the purpose of updating that description; and

•	the description of our preferred stock purchase rights contained in our Registration Statement on Form 8-A (File No. 1-10959), filed December 28, 2001, and any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference any future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus is a part. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Each person to whom this prospectus is delivered, including any beneficial owner, may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling at the following address or telephone number:

John P. Babel, Secretary

CalAtlantic Group, Inc.

15360 Barranca Parkway

Irvine, California 92618

Telephone: (949) 789-1600

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

EXPERTS

CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.)

The consolidated financial statements of CalAtlantic Group, Inc. (formerly known as Standard Pacific Corp.) appearing in CalAtlantic Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of CalAtlantic Group, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The Ryland Group, Inc.

The consolidated financial statements of The Ryland Group, Inc. appearing in The Ryland Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of The Ryland Group, Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of Irvine, California will issue an opinion with respect to the validity of the securities to be offered and sold by this prospectus. If guarantees are to be issued in connection with an offering of our debt securities, certain matters of Arizona, Florida, Indiana, and Maryland law will be passed upon for us by counsel for the co-registrants incorporated in such states, and we will name such counsel in the prospectus supplement relating to such offering. In addition, if counsel for any underwriters passes on legal matters in connection with an offering of the securities described in this prospectus, we will name that counsel in the prospectus supplement relating to that offering.

CalAtlantic Group, Inc.

Debt Securities

Guarantees of Debt Securities

Common Stock

PROSPECTUS

October 6, 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by us in connection with the offering of our securities being registered hereby.

SEC Registration Fee	$	*
Printing Expenses		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Blue Sky Fees		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 475(r) of the Securities Act, the registrants are deferring payment of all of the registration fee for the securities offered by this registration statement.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

CalAtlantic Group, Inc.

CalAtlantic Group, Inc. is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of Section 145 of the DGCL provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of CalAtlantic Group, Inc. under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. CalAtlantic Group, Inc.’s amended and restated certificate of incorporation and amended and restated bylaws provide, in effect, that, to the fullest extent and in the manner permitted by the DGCL, CalAtlantic Group, Inc. will indemnify any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of CalAtlantic Group, Inc., and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she is or was a director or officer of CalAtlantic Group, Inc., or is or was serving at the request of CalAtlantic Group, Inc. as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that except for claims for indemnification following the final disposition of such proceeding, the foregoing provision does not require CalAtlantic Group, Inc. to indemnify any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person, other than an action authorized by our board. CalAtlantic Group, Inc. may, in its discretion, similarly indemnify its employees and agents.

CalAtlantic Group, Inc. has entered into indemnification agreements with its officers and directors.

CalAtlantic Group, Inc.’s Certificate of Incorporation, as amended, relieves each of its directors from monetary damages to CalAtlantic Group, Inc. or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except for: (i) a breach of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends; or (iv) any transactions from which the director derived an improper personal benefit.

CalAtlantic Group, Inc. currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of CalAtlantic Group, Inc.

In addition to indemnification by CalAtlantic Group, Inc. pursuant to its amended and restated certificate of incorporation and amended and restated bylaws, the partners, members, managers, directors and officers of the co-registrants are generally also entitled to indemnification to the extent provided in the applicable co-registrant’s organizational documents or under the statutes under which the applicable co-registrant is organized.

Item 16.	Exhibits and Financial Schedule

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of CalAtlantic Group, Inc.’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each appropriate registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, CalAtlantic Group, Inc. and each of the co-registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on October 1, 2015.

CALATLANTIC GROUP, INC.

LAGOON VALLEY RESIDENTIAL, LLC
BY:	CALATLANTIC GROUP, INC., ITS SOLE MEMBER

RYLAND HOMES NEVADA, LLC
BY:	CALATLANTIC GROUP, INC., ITS SOLE MEMBER

STANDARD PACIFIC OF TONNER HILLS, LLC
BY:	CALATLANTIC GROUP, INC., ITS SOLE MEMBER

	By:	/S/ LARRY T. NICHOLSON
Larry T. Nicholson
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Larry T. Nicholson, Jeff J. McCall and John P. Babel, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/S/ LARRY T. NICHOLSON Larry T. Nicholson	President, Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2015

/S/ SCOTT D. STOWELL Scott D. Stowell	Executive Chairman and Director	October 1, 2015

/S/ JEFF J. MCCALL Jeff J. McCall	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 1, 2015

/S/ BRUCE A. CHOATE Bruce A. Choate	Director	October 1, 2015

/S/ DOUGLAS C. JACOBS Douglas C. Jacobs	Director	October 1, 2015

/S/ WILLIAM L. JEWS William L. Jews	Director	October 1, 2015

/S/ DAVID J. MATLIN David J. Matlin	Director	October 1, 2015

/S/ ROBERT E. MELLOR Robert E. Mellor	Director	October 1, 2015

/S/ NORMAN J. METCALFE Norman J. Metcalfe	Director	October 1, 2015

/S/ PETER SCHOELS Peter Schoels	Director	October 1, 2015

/S/ CHARLOTTE ST. MARTIN Charlotte St. Martin	Director	October 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the co-registrants named below, certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3, and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on October 1, 2015.

HSP ARIZONA, INC.
HWB INVESTMENTS, INC. RH BUILDERS OF INDIANA, INC. RH INVESTMENT OF INDIANA, INC.

RH OF INDIANA, L.P.
BY:	RH BUILDERS OF INDIANA, INC., ITS GENERAL PARTNER

RH OF TEXAS LIMITED PARTNERSIP
BY:	RYLAND HOMES OF TEXAS, INC., ITS GENERAL PARTNER

RYLAND COMMUNITIES, INC.
RYLAND HOMES INVESTMENT-TEXAS, INC.
RYLAND HOMES OF ARIZONA, INC.
RYLAND HOMES OF CALIFORNIA, INC.
RYLAND HOMES OF TEXAS, INC.
RYLAND ORGANIZATION COMPANY
STANDARD PACIFIC 1, INC.
STANDARD PACIFIC OF ARIZONA, INC.
STANDARD PACIFIC OF COLORADO, INC.
STANDARD PACIFIC OF FLORIDA GP, INC.
STANDARD PACIFIC OF LAS VEGAS, INC.
STANDARD PACIFIC OF ORANGE COUNTY, INC.

STANDARD PACIFIC OF SOUTH FLORIDA
BY:	STANDARD PACIFIC OF SOUTH FLORIDA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF SOUTH FLORIDA GP, INC.

STANDARD PACIFIC OF TAMPA
BY:	STANDARD PACIFIC OF TAMPA GP, INC., ITS MANAGING PARTNER

STANDARD PACIFIC OF TAMPA GP, INC.
STANDARD PACIFIC OF TEXAS, INC.
STANDARD PACIFIC OF THE CAROLINAS, LLC
STANDARD PACIFIC OF WALNUT HILLS, INC.

THE REGENCY ORGANIZATION, INC. THE RYLAND CORPORATION WESTFIELD HOMES USA, INC.

By:	/s/ Larry T. Nicholson
Larry T. Nicholson Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Larry T. Nicholson, Jeff J. McCall and John P. Babel, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional securities in connection with this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below and on the dates indicated.

Signature	Title	Date

/S/ LARRY T. NICHOLSON Larry T. Nicholson	Chief Executive Officer and Director (Principal Executive Officer)	October 1, 2015

/S/ JEFF J. MCCALL Jeff J. McCall	Principal Financial and Accounting Officer and Director (Principal Financial and Accounting Officer)	October 1, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting or Distribution Agreement*

4.1	Third Amended and Restated Certificate of Incorporation of CalAtlantic Group, Inc., incorporated by reference to Exhibit 3.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock of CalAtlantic Group, Inc., incorporated by reference to Exhibit 3.3 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.3	Amended and Restated Bylaws of CalAtlantic Group, Inc., incorporated by reference to Exhibit 3.2 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.4	Form of specimen common stock certificate.

4.5	Amended and Restated Rights Agreement, dated as of December 20, 2011, between CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.) and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on December 23, 2011.

4.6	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of October 30, 2014, by and between CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.) and Computershare Inc. (as successor-in-interest to Mellon Investor Services LLC), as Rights Agent, incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 31, 2014.

4.7	Senior Debt Securities Indenture, dated as of April 1, 1999, by and between CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.) and The First National Bank of Chicago, as trustee (the “1999 Indenture”), incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 1999.

4.8	Fourteenth Supplemental Indenture to the 1999 Indenture, dated as of May 3, 2010, by and between CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.) and The Bank of New York Mellon Trust Company, N.A. (the “Fourteenth Supplemental Indenture”), incorporated by reference to Exhibit 4.1 to CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2010.

4.9	Fifteenth Supplemental Indenture to the 1999 Indenture and the Fourteenth Supplemental Indenture, dated as of December 22, 2010, by and among CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.), the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.

4.10	Sixteenth Supplemental Indenture to the 1999, dated as of December 22, 2010, by and among CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.), the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.2 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2010.

4.11	Eighteenth Supplemental Indenture to the 1999 Indenture, dated as of August 6, 2012, by and among CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.), the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2012.

Exhibit Number	Description

4.12	Nineteenth Supplemental Indenture to the 1999 Indenture, dated as of August 6, 2012, by and among CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.), the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.2 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2012.

4.13	Twentieth Supplemental Indenture to the 1999 Indenture, dated as of August 6, 2013, by and among CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.), the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2013.

4.14	Twenty-First Supplemental Indenture to the 1999 Indenture, dated as of November 3, 2014, by and among CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.), the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2014.

4.15	Twenty-Second Supplemental Indenture to the 1999 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.9 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.16	Twenty-Third Supplemental Indenture to the 1999 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.10 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.17	Twenty-Fourth Supplemental Indenture to the 1999 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.11 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.18	Twenty-Fifth Supplemental Indenture to the 1999 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.12 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.19	Twenty-Sixth Supplemental Indenture to the 1999 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. and The Bank of New York Mellon Trust Company, N.A., incorporated by reference to Exhibit 4.13 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.20	Senior Debt Securities Indenture, dated as of September 17, 2009, by and between Standard Pacific Escrow LLC and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2009 Indenture”), incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2009.

4.21	First Supplemental Indenture to the 2009 Indenture, dated as of October 8, 2009, by and among CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.), Standard Pacific Escrow LLC, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2009.

Exhibit Number	Description

4.22	Second Supplemental Indenture to the 2009 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.8 of CalAtlantic Group, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.23	Senior Subordinated Debt Securities Indenture, dated as of April 10, 2002, by and between CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.) and Bank One Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 of CalAtlantic Group, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2002.

4.24	Form of Subordinated Debt Securities Indenture incorporated by reference to Exhibit 4.1(c) of CalAtlantic Group, Inc.’s Registration Statement on Form S-3/A (No. 333-64719) filed with the Securities and Exchange Commission on October 22, 1998.

4.25	Indenture, dated as of June 28, 1996, by and between CalAtlantic Group, Inc. (as successor to The Ryland Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank) (the “1996 Indenture”), incorporated by reference to Exhibit 4.1 of The Ryland Group, Inc.’s post-effective amendment No. 1 to its Registration Statement on Form S-3 (No. 33-50933) filed with the Securities and Exchange Commission on May 15, 1996.

4.26	Fifth Supplemental Indenture to the 1996 Indenture, dated as of May 5, 2009, by and among The Ryland Group, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.2 of The Ryland Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on May 5, 2009.

4.27	Sixth Supplemental Indenture to the 1996 Indenture, dated as of April 29, 2010, by and among The Ryland Group, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.2 of The Ryland Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on April 29, 2010.

4.28	Seventh Supplemental Indenture to the 1996 Indenture, dated as of May 16, 2012, by and among The Ryland Group, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.2 of The Ryland Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on May 16, 2012.

4.29	Eighth Supplemental Indenture to the 1996 Indenture, dated as of September 21, 2012, by and among The Ryland Group, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.2 of The Ryland Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on September 21, 2012.

4.30	Ninth Supplemental Indenture to the 1996 Indenture, dated as of May 20, 2013, by and among The Ryland Group, Inc., the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.2 of The Ryland Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on May 20, 2013.

4.31	Tenth Supplemental Indenture to the 1996 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. (as successor to The Ryland Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.2 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

Exhibit Number	Description

4.32	Eleventh Supplemental Indenture to the 1996 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. (as successor to The Ryland Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.3 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.33	Twelfth Supplemental Indenture to the 1996 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. (as successor to The Ryland Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.4 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.34	Thirteenth Supplemental Indenture to the 1996 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. (as successor to The Ryland Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.5 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.35	Fourteenth Supplemental Indenture to the 1996 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. (as successor to The Ryland Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.6 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.36	Fifteenth Supplemental Indenture to the 1996 Indenture, dated as of October 1, 2015, by and between CalAtlantic Group, Inc. (as successor to The Ryland Group, Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly known as Chemical Bank), as trustee, incorporated by reference to Exhibit 4.7 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.37	Guarantee of 8.4% Senior Notes due 2017 issued pursuant to the 1996 Indenture, incorporated by reference to Exhibit 4.14 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.38	Guarantee of .25% Convertible Senior Notes due 2019 issued pursuant to the 1996 Indenture, incorporated by reference to Exhibit 4.15 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.39	Guarantee of 1.625% Convertible Senior Notes due 2018 issued pursuant to the 1996 Indenture, incorporated by reference to Exhibit 4.16 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.40	Guarantee of 10.75% Senior Notes due 2018 issued pursuant to the 2009 Indenture, incorporated by reference to Exhibit 4.17 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.41	Guarantee of 5.37% Senior Notes due 2016 issued pursuant to the 1996 Indenture, incorporated by reference to Exhibit 4.18 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

4.42	Guarantee of 6.625% Senior Notes due 2020 issued pursuant to the 1996 Indenture, incorporated by reference to Exhibit 4.19 of CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on October 5, 2015.

Exhibit Number	Description

4.43	Amended and Restated Stockholders Agreement, dated June 14, 2015, between CalAtlantic Group, Inc. (f/k/a Standard Pacific Corp.) and MP CA Homes, LLC, incorporated by reference to Exhibit 10.1 to CalAtlantic Group, Inc.’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2015.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages of registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A.

*	To be filed by amendment hereto or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.